HEADWATERS INCORPORATED
                      LONG TERM INCENTIVE COMPENSATION PLAN

                             Effective 1 March 2005

1.       PURPOSES

         The purposes of this Long Term Incentive Compensation Plan are to promote the long-term success of Headwaters Incorporated and its subsidiaries and to provide financial incentives to employees of Headwaters Incorporated and its subsidiaries to strive for long-term creation of stockholder value. The Plan provides long-term incentives to employees of the Company and its subsidiaries who are able to contribute towards the creation of or have created stockholder value by providing them stock options and other stock and cash incentives.

2.       DEFINITIONS

         The following definitions shall be applicable throughout the Plan:

         (a)      "Award" means an incentive award as described in Section 5(a).
         (b)      "Board" means the Board of Directors of the Company.
         (c)      "Change in Control" means:
                  (i) The consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if persons who were not stockholders of the Company immediately prior to such merger, consolidation or other reorganization own immediately after such merger, consolidation or other reorganization 50% or more of the voting power of the outstanding securities of each of (A) the continuing or surviving entity and (B) any direct or indirect parent corporation of such continuing or surviving entity;

                  (ii) The sale, transfer or other disposition of all or substantially all of the Company's assets;

                  (iii) Any transaction as a result of which any person is the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of securities of the Company representing at least 50% of the total voting power represented by the Company's then outstanding voting securities. For purposes of this Paragraph
                  (iii), the term "person" shall have the same meaning as when used in sections 13(d) and 14(d) of the Securities Exchange Act of 1934 but shall exclude (A) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or of a parent or subsidiary of the Company and (B) a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the common stock of the Company.

                  A transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company's incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company's securities immediately before such transaction.

         (d) "Chief Executive Officer" or "CEO" means the Chief Executive Officer of the Company.
         (e) "Chief Financial Officer" or "CFO" means the Chief Financial Officer of the Company.
         (f)      "Code" means the Internal Revenue Code of 1986, as amended.
         (g) "Committee" means the Compensation Committee of the Board unless another committee comprised of members of the Board is designated by the Board to oversee and administer the Plan, provided, that the Committee shall consist of two or more members of the Board as the Board may designate from time to time, each of whom shall satisfy such requirements as:
                  (i) the Securities and Exchange Commission may establish for administrators acting under plans intended to qualify for exemption under Rule 16b-3 or its successor under the Exchange Act;

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                  (ii)     the rules of a stock exchange on which the securities
                           of the Company are traded as may be established pursuant to its rule-making authority of such stock exchange; and
                  (iii) the Internal Revenue Service may establish for outside directors acting under plans intended to qualify for exemption under Section 162(m) of the Code.
         (h) "Company" means Headwaters Incorporated, a Delaware corporation.
         (i)      "Covered Employee" shall have the meaning given that term by
                  Section 162(m) of the Code and income tax regulations promulgated thereunder.
         (j) "Disability" means a physical or mental medical condition that prevents the Participant from performing the duties of his or her position with the Company and is likely to last at least twelve months or result in death, as determined by the Committee in its sole discretion.
         (k)      "EVA Award" means the award described in Section 11.
         (l) "Exchange Act" means the federal Securities Exchange Act of 1934, as amended.
         (m) "Fair Market Value" means, with respect to the common stock of the Company, the closing sale price of such common stock at four o'clock p.m. (Eastern Time), on the principal United States national stock exchange on which the common stock of the Company is traded, as determined by the Committee, or, if the common stock shall not have been traded on such date, the closing sale price on such stock exchange on the first day prior thereto on which the common stock was so traded, or, if the common stock is not traded on a United States national stock exchange, such other amount as may be determined by the Committee by any fair and reasonable means. Fair Market Value determined by the Committee in good faith shall be final, binding and conclusive on all parties.
         (n) "Incentive Stock Option" means an option to purchase the stock of the Company as described in Section 422 of the Code.
         (o) "LTIPA" means an agreement establishing the terms and conditions for an Award granted under the Plan, including any applicable performance goals.
         (p) "Nonstatutory Stock Option" means an option to purchase the stock of the Company which is designated not to be an Incentive Stock Option.
         (q) "Participant" means, subject to the provisions of Section 11 with respect to EVA Awards, a full-time employee of the Company who meets the requirements of Section 4(b).
         (r)      "Performance Stock" means the award described in Section 9.
                  (s) "Performance Unit" means the award described in Section
                  10.
         (t) "Plan" means this Headwaters Incorporated Long Term Incentive Compensation Plan. (u) "Restricted Stock" means the award described in Section 8. (v) "Restricted Stock Unit" means the award described in Section 8.
         (w) "Service" means that the Participant's service with the Company or an affiliated entity, whether as an employee, consultant or member of the Board, is not interrupted or terminated. The Participant's Service shall not be deemed to have been interrupted or terminated merely because of a change in the capacity in which the Participant renders service to the Company or an affiliated entity as an employee, consultant or member of the Board or a change in the entity for which the Participant renders such service, provided, that there otherwise is no interruption or termination of the Participant's Service. For example, a change in status from an employee of the Company to a consultant of an affiliate or a member of the Board will not constitute an interruption of Service. The Committee, in its sole discretion, may determine whether Service shall be considered interrupted in the case of any leave of absence approved by the Company, including sick leave, military leave or any other personal leave.
         (x) "Stock Appreciation Right" or "SAR" means the award described in Section 7.
         (y) "Stock Option" means the award described in Section 6, which may be either an Incentive Stock Option or a Nonstatutory
                  Stock Option, as determined by the Committee.
         (z) "Ten Percent Shareholder" means a person who owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any of its Affiliates (as defined in Section 424 of the Code).

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3.       POWERS AND ADMINISTRATION

         The Plan shall be administered by the Committee. The Committee shall have the authority to construe and interpret the Plan and any Awards granted thereunder, to establish and amend rules for Plan administration, to change the terms and conditions of options and other Awards at or after grant, and to make all other determinations which it deems necessary or advisable for the administration of the Plan. The determinations of the Committee shall be made in accordance with its judgment as to the best interests of the Company and its stockholders and in accordance with the purposes of the Plan. The Committee may take action by a meeting in which a quorum of the Committee is present. The meeting may be in person, by telephone or in such other manner in which the members of the Committee participating in the meeting may communicate directly with each other. A majority of the members of the Committee shall constitute a quorum, and all determinations of the Committee shall be made by a majority of its members. Any determination of the Committee under the Plan may be made without notice or meeting of the Committee, in a writing signed by all the Committee members.
         The Committee shall have the authority to reduce (but not increase) the payouts on such Awards and the Committee shall have the authority to limit (but not waive) the actual performance-based vesting of such Awards, in both cases in its sole discretion. The Committee may prescribe rules and procedures for the administration of the Plan and shall have the authority to delegate ministerial duties to agents for the Committee (and allocate responsibilities among the agents appointed by the Committee for the performance of the ministerial duties) in the administration of the Plan.

4.       ELIGIBILITY AND PARTICIPATION

         (a) Eligibility. Only employees of the Company and its subsidiaries designated by this Plan or selected by the Committee to participate in the Plan shall be eligible to participate in the Plan. Any corporation or other entity in which a 50% or greater interest is at the time directly or indirectly owned by the Company shall be a subsidiary for purposes of the Plan.
         (b) Participation. The CEO and the CFO shall participate in the Plan and their Awards and rights under the Plan shall be determined by the Committee. In addition, each year the CEO shall present to the Committee a list of employees of the Company or its subsidiaries that the CEO recommends be designated as Participants for an upcoming Performance Period (or a concurrent Performance Period with respect to a newly hired employee of the Company or a subsidiary of the Company), proposed Awards to such employees, and proposed terms for the LTIPAs for the proposed Awards to such employees. In addition, the CEO may present recommended amendments to any existing LTIPAs, and the proposed Phase Level advancement for existing LTIPAs with respect to EVA Awards. The Committee shall consider the CEO's recommendations and shall determine the Awards, if any, to be granted and the terms of the LTIPAs for such Awards, any amendments to existing LTIPAs (subject to the restrictions on the authority granted to the Committee in
                  Section 3), and Phase Level advancements. Designation of an employee as a Participant for any Performance Period shall not require the Committee to designate that person to be a Participant or to receive an Award in any Performance Period or to receive the same type or amount of Award as granted to the Participant in such year. Grants of Awards to Participants need not be of the same type or amount and may have different terms. Employment with the Company or its subsidiary prior to completion of or during a Performance Period does not entitle the employee to participate in the Plan or vest in any interest in any Award under the Plan. The Committee shall consider all factors that it deems relevant in selecting Participants and in determining the type and amount of their respective Awards.

5.       AWARDS AVAILABLE

         (a) Types of Awards. The Awards available under the Plan shall consist of Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Stock, Performance Units, EVA Awards, and other stock or cash awards, as described below.
         (b) Shares Available under the Plan. There is hereby reserved for issuance under the Plan an aggregate of one million five hundred thousand (1,500,000) shares of the Company common stock. All shares issued under the Plan may be either authorized and unissued shares or issued shares reacquired by the Company. Shares covered by an Award granted under the Plan shall not be counted as used unless and until they are actually issued and delivered to a Participant. Any shares covered by an SAR shall be counted as used only to the extent shares are actually issued to the Participant upon exercise of the right. In addition, any shares of common stock exchanged

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                  by an optionee as full or partial payment to the Company of the exercise price under any Stock Option exercised under the Plan, any shares retained by the Company pursuant to a Participant's tax withholding election, and any shares covered by a Award which is settled in cash shall be added to the shares available for Awards under the Plan. All of the available shares may, but need not, be issued pursuant to the exercise of Incentive Stock Options. Notwithstanding anything else contained in this Section 5 the total number of shares of the common stock of the Company that may be issued under the Plan for Awards other than cash Awards shall not exceed a total of 1,500,000 shares (subject to adjustment in accordance with Sections 16 and 17).
         (c) Annual Limit on Total Grants of Restricted Stock, Restricted Stock Units and Performance Stock. Notwithstanding any else in this Section 5, the Restricted Stock, Restricted Stock Units and Performance Shares granted under the Plan in any one calendar year shall not relate to more than 300,000 shares of Common Stock in the aggregate, provided, that any portion of such 300,000 share limit not reserved for grants of Restricted Stock, Restricted Stock Units or Performance Shares made in any calendar year beginning in 2005, shall be added to the 300,000 share limit for subsequent calendar years.
         (d) Reversion of Shares. If there is a lapse, expiration, termination or cancellation of any Stock Option issued under the Plan prior to the issuance of shares thereunder or if shares of common stock are issued under the Plan and thereafter are reacquired by the Company, the shares subject to those options and the reacquired shares shall be added to the shares available for Awards under the Plan.
         (e) Limits on Individual Grants. Under the Plan, no Participant may receive in any calendar year (i) Stock Options relating to more than 500,000 shares, (ii) Restricted Stock or Restricted Stock Units that are subject to the attainment of Performance Goals below hereof relating to more than 500,000 shares, (iii) Stock Appreciation Rights relating to more than 500,000 shares, or (iv) Performance Stock relating to more than 500,000 shares. Under the Plan, the maximum cash payment that may be made to a single Participant in any calendar year under a Performance Unit Award, an EVA Award or other cash Award shall not exceed $20,000,000.
         (f) Minimum Vesting. Subject to the provisions of Section 16 and 24, all stock and cash bonus Awards under the Plan, other than EVA Awards, shall be subject to a minimum service vesting requirement over a period of at least three years, with vesting in each of the first two years of the vesting period for such Awards not to exceed one-third of the total Award, provided, however, that the Committee shall have the discretion to provide for faster vesting in the event of the Disability, death or retirement (as defined by the Committee) of a Participant.
         (g) Adjustments. The shares reserved for issuance and the limitations set forth above shall be subject to adjustment in accordance with Sections 16 and 17 hereof.

6.       STOCK OPTIONS

         (a) Grant of Stock Options. Stock Options may be granted to Participants by the Committee, at any time as determined by the Committee.
         (b) Terms of Stock Options. The Committee shall determine the terms and conditions of each Stock Option, the number of shares subject to the Stock Option, and whether the Stock Option is an Incentive Stock Option or a Nonstatutory Stock Option. The option price for each Stock Option shall be determined by the Committee but shall not be less than 100% of the Fair Market Value of the Company's common stock on the date the Stock Option is granted. Notwithstanding the foregoing, a Stock Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.
         (c) Term of Stock Options. Each Stock Option shall expire at such time as the Committee shall determine at the time of grant.
         (d) Exercisability of Stock Options. Each Stock Option shall be exercisable at such time and subject to such terms and conditions as the Committee shall determine; provided, however, that no Stock Option shall be exercisable later than the tenth anniversary of its grant. The option price, upon exercise of any Stock Option, shall be payable to the Company in full by (i) cash payment or its equivalent, (ii) tendering previously acquired shares (held for at least six months to the extent necessary to avoid any variable accounting on such option) or purchased on the open market and having a Fair

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                  Market Value at the time of exercise equal to the option
                  price, or certification of ownership of such previously-acquired shares, (iii) delivery of a properly executed exercise notice, together with irrevocable instructions to a broker to promptly deliver to the Company the amount of sale proceeds from the option shares or loan proceeds to pay the exercise price and any withholding taxes due to the Company, and (iv) such other methods of payment as the Committee, at its discretion, deems appropriate, provided, that payment of the common stock's "par value," as defined in the Delaware General Corporation Law, shall not be made by deferred payment. Except as otherwise provided in a LTIPA, in the event the Service of a Participant holding a Stock Option terminates (other than upon the Participant's death or Disability), the Participant may exercise his or her Stock Option (to the extent that the Participant was entitled to exercise such Stock Option as of the date of termination) but only within such period of time ending on the earlier of (i) the date three (3) months following the termination of the Participant's Service (or such longer or shorter period specified in the LTIPA for such Stock Option), or (ii) the expiration of the term of the Stock Option as set forth in the LTIPA. If, after termination, the Participant does not exercise his or her Option within the time specified in the LTIPA, the Stock Option shall thereafter terminate.

         (e) Vesting. Subject to the provisions of Sections 5(f), 16 and 24, the total number of shares of Common Stock subject to a Stock Option shall be subject to the following vesting provisions of this Subsection 6(e):
                  (i) The total number of shares of Common Stock subject to a Stock Option may, but need not, vest and therefore become exercisable in periodic installments that may, but need not, be equal.
                  (ii) The Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Committee may deem appropriate.
                  (iii) The vesting provisions of individual Stock Options may vary.
                  (iv) The provisions of this Subsection 6(e) are subject to any Stock Option provisions governing the minimum number of shares of Common Stock as to which a Stock Option may be exercised.

         (f) Incentive Stock Option Requirements. Stock Options granted under the Plan as Incentive Stock Options shall have such terms as required by Sections 422 of the Code for an Incentive Stock Option, including, but not limited to, the following terms in this Section 6(f).
                  (i) Incentive stock options shall be granted only to employees of the Company or its subsidiary.
                  (ii) The exercise price of each Incentive Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted or one hundred ten percent (110%) in the case of a grant of an Incentive Stock Option to a Ten Percent Shareholder. Notwithstanding the foregoing, an Incentive Stock Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.
                  (iii) The maximum term of an Incentive Stock Option shall be ten years from the date of grant provided that the maximum term of an Incentive Stock Option granted to a Ten Percent Shareholder shall be five years from the date of grant of the Incentive Stock Option.
                  (iv) To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under all plans of the Company and its affiliated corporations) exceeds one hundred thousand dollars ($100,000), the Stock Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options.

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                  (v)      The maximum number of shares which may be issuable
                           pursuant to the exercise of Incentive Stock Options shall not exceed 1,500,000.
         (e) No Repricings Permitted. In no event shall the Committee cancel any outstanding Stock Option for the purpose of reissuing the Stock Option to the Participant at a lower exercise price or reduce the option price of an outstanding Stock Option.

7.       STOCK APPRECIATION RIGHTS

         (a) Stock Appreciation Rights may be granted to Participants at any time as determined by the Committee. An SAR may be granted in tandem with a Stock Option granted under this Plan or on a free-standing basis. The Committee also may, in its discretion, substitute SARs which can be settled only in stock for outstanding Stock Options, at any time when the Company is subject to fair value accounting.
         (b) The grant price of a tandem or substitute SAR shall be equal to the option price of the related option. The grant price of a free-standing SAR shall be equal to the Fair Market Value of the Company's common stock on the date of its grant. An SAR may be exercised upon such terms and conditions and for the term as the Committee in its sole discretion determines to apply to the SAR; provided, however, that the term of the SAR shall not exceed the option term in the case of a tandem or substitute SAR or ten years in the case of a free-standing SAR, and the terms and conditions applicable to a substitute SAR shall be substantially the same as those applicable to the Stock Option which it replaces.
         (c) Upon exercise of an SAR, the Participant shall be entitled to receive payment from the Company in an amount determined by multiplying the excess of the Fair Market Value of a share of common stock of the Company on the date of exercise over the grant price of the SAR by the number of shares with respect to which the SAR is exercised. The payment may be made in cash or stock, at the discretion of the Committee, except in the case of a substitute SAR which may be made only in stock.

8.       RESTRICTED STOCK AND RESTRICTED STOCK UNITS

         Restricted Stock and Restricted Stock Units may be awarded or sold to Participants under such terms and conditions as shall be established by the Committee. Restricted Stock and Restricted Stock Units shall be subject to such restrictions as the Committee determines, including, without limitation, any or both of the following:
         (a) a prohibition against sale, assignment, transfer, pledge, hypothecation or other encumbrance for a specified period; or
         (b) a requirement that the holder forfeit (or in the case of shares or units sold to the Participant resell to the Company at cost) such shares or units in the event of termination of employment during the period of restriction.

         All restrictions shall expire at such times as the Committee shall specify.

9.       PERFORMANCE STOCK

         The Committee shall designate the Participants to whom long-term performance stock "Performance Stock") is to be awarded and determine the number of shares, the length of the performance period and the other terms and conditions of each such award; provided the stated performance period will not be less than 12 months. Each award of Performance Stock shall entitle the Participant to a payment in the form of shares of common stock of the Company upon the attainment of performance goals and other terms and conditions specified by the Committee.

         Notwithstanding satisfaction of any performance goals, the number of shares issued under a Performance Stock award may be adjusted by the Committee on the basis of such further consideration as the Committee in its sole discretion shall determine. However, the Committee may not, in any event, increase the number of shares earned upon satisfaction of any performance goal by any Participant who is a Covered Employee. The Committee may, in its discretion, make a cash payment equal to the fair market value of shares of common stock otherwise required to be issued to a Participant pursuant to a Performance Stock award.

10.      PERFORMANCE UNITS

         The Committee shall designate the Participants to whom long-term performance units ("Performance Units") are to be awarded and determine the number of units and the terms and conditions of each such award; provided the stated performance period will not be less than 12 months.

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         Each Performance Unit award shall entitle the Participant to a payment in cash upon the attainment of performance goals and other terms and conditions specified by the Committee.

         Notwithstanding the satisfaction of any performance goals, the amount to be paid under a Performance Unit Award may be adjusted by the Committee on the basis of such further consideration as the Committee in its sole discretion shall determine. However, the Committee may not, in any event, increase the amount earned under Performance Unit Awards upon satisfaction of any performance goal by any Participant who is a Covered Employee and the maximum amount earned by a Covered Employee in any calendar year may not exceed $20,000,000. The Committee may, in its discretion, substitute actual shares of common stock for the cash payment otherwise required to be made to a Participant pursuant to a Performance Unit award.

11.      EVA AWARDS

         (a) Definitions. The following terms shall have the meanings given them below in this Section 11 for purposes of the EVA Awards granted under the Plan.
                  (1) "Adjusted Basic Award" means the Basic Award adjusted by the percentage completion of a Target Goal.
                  (2) "Annual Review" means the annual review by the Committee of each LTIPA entered into under the Plan. The review will determine the Phase Level attainment by the Participant, any proposed changes to the LTIPA, evaluate the Participant's performance during the Performance Period and provides the basis for the Committee's determination of an individual Award.
                  (3) "Basic Award" means that monetary value set forth in the LTIPA that could form the basis of the Award that may be achieved upon full attainment of the Target Goal.
                  (4) "EVA" means the net operating profit after taxes, as adjusted to eliminate the effect of non-economic elements of generally accepted accounting principles, ("NOPAT"), less the weighted average cost of capital employed during the year ("Employed Capital"). The Committee shall have the discretion to adjust NOPAT to include or exclude: (i) extraordinary, unusual and/or non-recurring items of gain or loss, (ii) gains or losses on the disposition of a business,
                           (iii) changes in tax or accounting regulations or laws, or (iv) the effect of a merger or acquisition, as identified in the Company's quarterly and annual earnings releases. In all other respects, Performance Criteria shall be calculated in accordance with the Company's financial statements, generally accepted accounting principles, or under a methodology established by the Committee prior to the issuance of an Award which is consistently applied and identified in the audited financial statements, including footnotes, or the Management Discussion and Analysis section of the Company's annual report.
                  (5) "EVA Unit" means the designated unit of EVA identified in the LTIPA.
                  (6) "Payment Cycle" shall mean that period of time over which an Award, if earned, may be paid.
                  (7) "Phase Level" means the level of attainment achieved during a Performance Period towards accomplishment of a Target Goal. The Phase Level shall be determined annually by the Committee based on recommendations from the CEO and is a factor in determining the Award.
                  (8) "Performance Period" means a period of time designated in the LTIPA during which performance under the Plan will be measured and may be a period of at least one year and up to ten years in length and which may overlap, provided that no two Performance Periods under the Plan of equal length shall coincide.
                  (9) "Target Goal" means the EVA objective set forth in the LTIPA.
         (b) Eligibility and Participation. Only the following employees of the Company or its subsidiary shall be eligible for an EVA Award. Employees employed by the Company or its subsidiary on the last day of the Performance Period, who:
                  (1) are specifically designated as Participants in the Plan by the Committee;
                  (2) have been designated to be eligible to receive an EVA Award by the Committee;
                  (3) have executed an LTIPA which is executed by the CEO (or, with respect to the LTIPA of the CEO, a non-employee member of the Committee);
                  (4)      have achieved relevant LTIPA performance criteria;
                           and

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                  (5)      have participated in Annual Reviews of the LTIPA
                           during the Performance Period.
         (c) EVA Award. The EVA Award is the Adjusted Basic Award multiplied by the Phase Level attained by the Participant and a factor the numerator of which is the average of the closing price of the common stock of the Company (on the principal stock exchange on which the Company's common stock is traded, as determined by the Company) for the six months preceding the last day of a Performance Period and the denominator is the average closing price of the common stock of the Company (on the principal stock exchange on which the Company's common stock is traded, as determined by the Committee) for the six months preceding the execution of a Participant's LTIPA ("Beginning Stock Price"). The factor so determined shall not be less than one.
                  The Adjusted Basic Award shall be determined based on the EVA Unit and the Participant's achievement of the Target Goal. At an achievement level of 49.99%, the Adjusted Basic Award is 0% of the Basic Award. The Adjusted Basic Award is the percent of the Target Goal achieved (at 50% or higher) multiplied by the Basic Award, not to exceed 100% of the Basic Award.
                  (1) A Participant's potential Award shall be earned after the last day of a Performance Period and upon the final approval of the Compensation Committee of the Award. Portions of the Award are subject to forfeiture during the Payment Cycle as provided in
                           Section 11(d). The Participant shall have no interest in the Award until the final approval of the Compensation Committee of the Award.
                  (2) The actual Award granted to a Participant hereunder shall be based upon the Company's overall performance, the EVA Unit's overall performance and the Participant's individual performance and shall be determined by the Committee, in its sole discretion.
                  (3) No Award will be granted if a Participant's individual performance is unsatisfactory, as determined by the Committee in its sole discretion, upon the advice of the Chief Executive Officer.
         (d) Form and Time of Payment of EVA Award. The form of payment shall be in stock or cash at the sole discretion of the Committee. The amounts paid under an Award shall be paid to the Participant less applicable federal, state, local income and employment taxes, during the Payment Cycle after the date on which the Award has been approved by Committee. If the Award is paid in stock, then sufficient shares shall be withheld to meet withholding obligations unless other arrangements have been made by the Participant. The shares to be delivered in payment (including any Deferred Award Payments as provided below) shall be valued at the average price for the five trading days prior to the date payment to the Participant.
                  (1) The Committee shall have the authority to approve, reduce or eliminate an potential EVA Award and portions thereof. The Payment Cycle shall commence on the date that an EVA Award is approved by the Committee and shall extend for 24 months after the end of the Performance Period.
                  (2) As provided in the LTIPA for the EVA Award, the Committee shall determine in its discretion what portion, if any, of one-half of the potential EVA Award shall be paid initially to a Participant ("Initial Award Payment"). The amount of the Initial Award Payment to be paid shall be paid as soon as administratively practicable after approval by the Committee of the EVA Award.
                  (3) The Committee shall determine in its discretion what portion of the remaining half of the potential EVA Award shall be paid to a Participant ("Deferred Award Payment"). Except as otherwise provided in the LTIPA for the EVA Award (as determined by the Compensation Committee in its sole discretion), Deferred Award Payments shall not be vested or earned until the conditions for payment set forth below or in the LTIPA for the EVA Award under which the Deferred Award Payment would be paid. The amount of the Deferred Award Payment that may be paid to the Participant shall be subject to the following forfeiture provisions in this Section 11(d)(3):
                           (i) One-half of the approved Deferred Award Payment shall be paid 12 months after the end of the Performance Period and one-half of the approved Deferred Award Payment shall be paid 24 months after the end of the Performance Period subject to the following forfeiture provisions.

                           (ii) As provided in the Participant's LTIPA for the EVA Award, (A) failure of the EVA Unit to achieve the same level of the Target Goal as was obtained during the Performance Period in the 12 months following the Performance Period will result in forfeiture of one-half of the Deferred Award Payment, and (B) failure to achieve the EVA Unit in the 12 months beginning 12 months after the ending of the Performance Period and ending 24 months after the end of the Performance Period will result in the forfeiture of one-half of the Deferred Award Payment. Payment of a portion of the Deferred Award Payment, if applicable, shall be made as soon as administratively practicable following the end of the applicable 12-month period.
                           (iii) Among other conditions to be included in a Participant's LTIPA, the Committee may require a Participant who is eligible to receive a Deferred Award Payment to remain in employment with the Company or its subsidiary through the payment date as a condition for such payment.
         (e)      Disability, Death and Other Terminations
                  (1) In the event of the termination of a Participant's employment due to his or her Disability or death, such Participant (or the Participant's probate estate, in the event of his or her death) may receive payment of an EVA Award, consistent with the terms of the Plan, subject to the terms of the LTIPA for the EVA Award and at the sole discretion of the Committee. Any such Award shall be determined and paid in accordance with the regular procedures of the Plan.
                  (2) In the event of the Participant's death, should an EVA Award be approved under Section 11(e)(1), such EVA Award shall be paid in cash or stock, less applicable federal, state, and local income and employment taxes, on the normal EVA Award payout date and subject to the terms of forfeiture, to the Participant's estate, or to the person or persons who have acquired, by will or by the laws of descent and distribution or by other legal proceedings, the right to such Award, in the determination and discretion of the Committee.
                  (3) In the event of the termination of a Participant's employment for reasons other than his or her Disability or death, such Participant's right to receive an EVA Award, if any, shall be determined by the following terms in this Section 11(e)(3):
                           (i)      If the Participant's employment is
                                    terminated during the Performance Period for the EVA Award, then the Participant shall not be eligible to any payment under the EVA Award.
                           (ii)     If the Participant's employment is
                                    terminated following the Performance Period for the EVA Award and the Committee has approved the payment of the EVA Award to the Participant, then the EVA Award shall be paid to the Participant subject to the conditions for the payment of the EVA Award (including the achievement of the EVA Unit's Target Goals during the two 12-month periods following the Performance Period required for the payment of the Deferred Award Payments set forth in Section 11(d)).
         (f) No Reallocation of EVA Awards. In no event may the portion of the potential EVA Award allocated to a Participant be increased in any way, including as a result of the reduction of any other Participant's allocated portion.

12.      CASH BONUS AWARDS

         The Committee may designate the employees of the Company who are eligible to receive a cash bonus payment in any calendar year based on an incentive pool to be determined by the Committee. The Committee shall allocate an incentive pool percentage to each designated

         Participant for each calendar year. In no event may the incentive pool percentage for any one Participant exceed fifty (50%) of the total pool.

         As soon as possible after the determination of the incentive pool for a calendar year, the Committee shall calculate the Participant's allocated portion of the incentive pool based upon the percentage established at the beginning of the calendar year. The Participant's incentive award then shall be determined by the Committee based on the Participant's allocated portion of the incentive pool subject to adjustment in the sole discretion of the Committee. In no event may the portion of the incentive pool allocated to a Participant be increased in any way, including as a result of the reduction of any other Participant's allocated portion.

13.      OTHER STOCK OR CASH AWARDS

         In addition to the incentives described in sections 6 through 12 above, the Committee may grant other incentives payable in cash or in common stock under the Plan as it determines to be in the best interests of the Company and subject to such other terms and conditions as it deems appropriate; provided, an outright grant of stock will not be made unless it is offered in exchange for cash compensation that has otherwise already been earned by the recipient.

14.      PERFORMANCE GOALS

         Except as provided with respect to EVA Awards, cash bonus Awards and awards of Restricted Stock, Restricted Stock Units, Performance Stock, Performance Units and other incentives under the Plan may be made subject to the attainment of performance goals relating to any one or more business criteria within the meaning of Section 162(m) of the Code, including, but not limited to, cash flow; cost; ratio of debt to debt plus equity; profit before tax; economic profit; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; earnings per share; operating earnings; economic value added; ratio of operating earnings to capital spending; free cash flow; net profit; net sales; sales growth; price of the Company common stock; return on net assets, equity or stockholders' equity; market share; or total return to stockholders ("Performance Criteria"). Any one or more Performance Criteria may be used to measure the performance of the Company as a whole or any business unit of the Company and may be measured relative to a peer group or index.

         Any Performance Criteria may include or exclude Special Items. Special Items shall include (i) extraordinary, unusual and/or non-recurring items of gain or loss, (ii) gains or losses on the disposition of a business, (iii) changes in tax or accounting regulations or laws, or
         (iv) the effect of a merger or acquisition, as identified in the Company's quarterly and annual earnings releases. In all other respects, Performance Criteria shall be calculated in accordance with the Company's financial statements, generally accepted accounting principles, or under a methodology established by the Committee prior to the issuance of an award which is consistently applied and identified in the audited financial statements, including footnotes, or the Management Discussion and Analysis section of the Company's annual report. With respect to Awards subject to a Performance Criteria, the Committee shall have the authority to reduce (but not increase) the payouts on such Awards and shall have the authority to limit (but not waive) the actual performance-based vesting of such Awards in its sole discretion.

15.      DEFERRAL OF PAYMENT ON AWARDS

         Subject to the provisions of Section 409A of the Code and any regulatory guidance promulgated thereunder, a Participant and the Company may enter into an agreement under which the payment of amounts payable under a vested Award shall be deferred on terms and conditions to be established by the Participant and the Company.

16.      ADJUSTMENT PROVISIONS

         (a) If the Company shall at any time change the number of issued shares of common stock by stock dividend, stock split, spin-off, split-off, spin-out, recapitalization, merger, consolidation, reorganization, combination, or exchange of shares, the total number of shares reserved for issuance under the Plan, the maximum number of shares which may be made subject to an Award or all Awards in any calendar year, and the number of shares covered by each outstanding Award and the price therefor, if any, shall be equitably adjusted by the Committee, in its sole discretion.
         (b) In the event of any merger, consolidation or reorganization of the Company with or into another corporation which results in the outstanding common stock of the Company being converted into or exchanged for different securities, cash or other property, or any combination thereof, the Company shall have the authority to provide in the controlling agreement for such transaction (i) that there shall be substituted, as determined by the Committee in its discretion, for each share of common stock then subject to an Award granted under the Plan, the number and kind of shares of stock, other securities, cash or other property to which holders of common stock of the Company will be entitled pursuant to the transaction, (ii) that the acquiring or surviving corporation in the transaction shall assume the outstanding Awards under the Plan (which may be exercisable into the securities of the acquiring or surviving corporation), (iii) that all unexercised Awards shall terminate immediately prior to such transaction unless exercised prior to the closing of the transaction, or (iv) a combination of the foregoing.

17.      SUBSTITUTION AND ASSUMPTION OF AWARDS

         Without affecting the number of shares reserved or available hereunder, the Board or the Committee may authorize the issuance of Awards under this Plan in connection with the assumption of, or substitution for, outstanding Awards previously granted to individuals who become employees of the Company or any subsidiary as a result of any merger, consolidation, acquisition of property or stock, or reorganization other than a Change in Control, upon such terms and conditions as the Committee may deem appropriate.

18.      TRANSFERABILITY

         Each Award granted under the Plan shall not be transferable otherwise than by will or the laws of descent and distribution and each Stock Option and SAR shall be exercisable during the Participant's lifetime only by the Participant or, in the event of Disability, by the Participant's personal representative. In the event of the death of a Participant, exercise of any Award or payment with respect to any Award shall be made only by or to the executor or administrator of the estate of the deceased Participant or the person or persons to whom the deceased Participant's rights under the Award shall pass by will or the laws of descent and distribution.

19.      TAXES

         The Company shall be entitled to withhold the amount of any tax attributable to any amounts payable or shares deliverable under the Plan, after giving the person entitled to receive such payment or delivery notice and the Company may defer making payment or delivery as to any award, if any such tax is payable until indemnified to its satisfaction. A Participant may pay all or a portion of any required withholding taxes arising in connection with the exercise of a Stock Option or SAR or the receipt or vesting of shares hereunder by electing to have the Company withhold shares of common stock, having a fair market value equal to the amount required to be withheld.

20.      OTHER PROVISIONS

         (a) The grant of any Award under the Plan may also be subject to other provisions (whether or not applicable to the Award awarded to any other Participant) as the Committee determines appropriate, including provisions intended to comply with federal or state securities laws and stock exchange requirements, understandings or conditions as to the Participant's employment, requirements or inducements for continued ownership of common stock after exercise or vesting of Awards, forfeiture of awards in the event of termination of employment shortly after exercise or vesting, or breach of non-solicitation, non-disparagement, non-competition or confidentiality agreements following termination of employment, or provisions permitting the deferral of the receipt of a Award for such period and upon such terms as the Committee shall determine.
         (b) In the event any Award under this Plan is granted to an employee who is employed or providing services outside the United States and who is not compensated from a payroll maintained in the United States, the Committee may, in its sole discretion, modify the provisions of the Plan as they pertain to such individuals to comply with applicable law, regulation or accounting rules.
         (c) The Committee, in its sole discretion, may permit or require a Participant to have amounts or shares of common stock that otherwise would be paid or delivered to the Participant as a result of the exercise or settlement of an award under the Plan credited to a deferred compensation or stock unit account established for the Participant by the Committee on the Company's books of account.
         (d) As a condition for the receipt of stock Awards under the Plan, a Participant shall agree to be bound by the employment policies of the Company pertaining to the securities of the Company including but not limited to the insider trading restrictions of the Company.

21.      NO RESERVE OR TRUST
         Nothing contained in the Plan shall require the Company to segregate any monies from its general funds, or to create any trust or make any special deposit in respect of any amounts payable under the Plan to or for any Participant or group of Participants. All amounts payable under the Plan shall be paid out of the general funds of the Company.

22.      NO RIGHT TO ASSIGN
         No right or interest of any Participant in the Plan or in any unpaid Award shall be assignable or transferable in whole or in part, either voluntarily or by operation of law or otherwise, or be subject to payment of debts of any Participant by execution, levy, garnishment, attachment, pledge, bankruptcy or in any other manner.

23.      NO EMPLOYMENT RIGHTS CONFERRED
         Nothing contained in the Plan or any Award shall confer upon any employee any right with respect to continuation of employment with the Company in any capacity or interfere in any way with the right of the Company to terminate an employee's employment at any time or guarantee any right of participation in any other employee benefit or compensation plan of the Company.

24.      SUCCESSORS AND MERGERS, CONSOLIDATIONS OR CHANGE IN CONTROL
         The terms and conditions of this Plan shall inure to the benefit of and bind the Company, the Participants, their successors, assignees, and personal representatives. If a Change of Control occurs, then this Plan shall immediately terminate.

         Except as otherwise provided in an LTIPA, upon a Change in Control of the Company, the Committee, in its sole discretion, may (but shall not be required to) make all outstanding Stock Options and SARs fully vested and exercisable, all restrictions on Restricted Stock and Restricted Stock Units terminated, all performance goals deemed achieved at target levels and all other terms and conditions met, and deliver all Performance Stock, and pay out all Performance Units and Restricted Stock Units. The Committee shall in its sole discretion determine the status of achievement of a particular Target Goal and shall specify an Adjusted Basic Award based upon its determination of achievement of the performance goals under the Awards as of the Change in Control ("Change in Control Award"). A Change in Control Award shall be modified as outlined below and shall be paid 30 days after the consummation of the Change in Control. Any Deferred Award payments outstanding upon a Change in Control shall be paid 30 days after the Change in Control In the event of a Change in Control, all EVA Awards or cash Awards shall be paid on a pro-rated basis (as determined by the Committee) based on the portion of the Performance Goals achieved under the EVA Awards or cash Awards as of the date of the Change in Control, subject to the discretion of the Committee to reduce the EVA Awards.

25.      GOVERNING STATE LAW AND COMPLIANCE WITH SECURITIES LAWS
         (a) The Plan and any actions taken in connection herewith shall be governed by and construed in accordance with the laws of the state of Delaware (without regard to applicable Delaware principles of conflict of laws).
         (b) The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Stock Awards and to issue and sell shares of Common Stock upon exercise of the Stock Awards; provided, however, that this undertaking shall not require the Company to register under the Securities Act the Plan, any stock Award or any common stock issued or issuable pursuant to any such stock Award. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of common stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell common stock upon exercise of such stock Awards unless and until such authority is obtained.

26.      DURATION, AMENDMENT AND TERMINATION
         The Board or the Committee may amend, suspend, terminate or reinstate the Plan from time to time or terminate the Plan at any time. However, no such action shall reduce the amount of any existing Award (subject to the reservation of the authority of the Committee to reduce payments on Awards) or change the terms and conditions thereof without the Participant's consent. No amendment of the Plan shall be made without stockholder approval to the extent stockholder approval is expressly required under applicable rules and regulations of the Securities and Exchange Commission, the applicable rules of a stock exchange on which the securities of the Company are traded as may be established pursuant to its rule-making authority of such stock exchange, and the rules and regulations of the Internal Revenue Service for plans intended to qualify for the performance-based exemption under Section 162(m) of the Code. Neither the Board nor the Committee may cancel an Award once the Award has been granted by the Committee, including any Deferred Award Payments. Each year on the anniversary of the LTIPAs, the CEO shall present to the Committee any recommendations for changes in the Plan or in the LTIPAs previously approved by the Committee (subject to the restrictions on the grant of authority to the Committee in Section 3).

27.      EFFECTIVE DATE AND TERM OF THE PLAN
         The Plan was adopted by the Board of Directors on January 3, 2005, to be effective March 1, 2005, subject to stockholder approval. The Plan shall continue for a term of ten years from the date of its adoption. The Plan and any Awards granted thereunder shall be null and void if stockholder approval is not obtained at the next annual meeting of stockholders.